Exhibit 99.1

TUESDAY MORNING CORPORATION APPOINTS RETAIL VETERAN MICHAEL ROULEAU TO BOARD OF DIRECTORS

DALLAS, TX, November 29, 2012 — Tuesday Morning Corporation (Nasdaq: TUES), a leading closeout retailer with over 850 stores across the United States specializing in selling deeply discounted, upscale home furnishings, housewares, gifts and related items, today announced that Michael Rouleau has been appointed as an independent member of the Company’s Board of Directors, effectively immediately. Mr. Rouleau will serve on the Compensation and Audit Committees.

Mr. Rouleau’s extensive and successful career in retail commenced in 1962 with Target Corp., which at the time was a mass-market discount concept operated by Dayton’s Department Store.  As one of Target’s first 25 employees, Mr. Rouleau served in roles of increasing responsibility, eventually rising to Executive Vice President for Merchandising and Logistics/Supply Chain.  In 1988, Mr. Rouleau co-founded one of the country’s first office supply chains, Office Warehouse, which went public in 1991 and was acquired by OfficeMax in 1992.  His subsequent and senior leadership positions with Lowe’s (Executive VP, Retail Operations, 1992-1996) and Michael’s Stores (President and CEO, 1996-2006) affirm Mr. Rouleau’s turnaround and retail operational expertise.  Under Mr. Rouleau’s leadership, Michael’s Stores grew sales and profits for 10 consecutive years before its sale in 2006.

“Michael Rouleau is a highly-accomplished retail executive with an impeccable track record of meeting challenges similar to those we confront at Tuesday Morning,” said Steven R. Becker, Chairman of the Board.  “We are pleased that he has joined the Board at this time, and look forward to his active and involved Board role.”

“I am excited to be joining the Tuesday Morning Board and believe that its competitively-differentiated business model and loyal customer base can serve as a strong foundation for the future,” Mr. Rouleau added.

Mr. Rouleau has served as a member of the Retail Industry Leaders Association (RILA) and Craft & Hobby Association (CHA).  He received his Bachelor’s Degree from the University of Minnesota in 1961.

ABOUT TUESDAY MORNING

Tuesday Morning is a leading closeout retailer of upscale, decorative home accessories, housewares and famous-maker gifts in the United States. The Company opened its first store in 1974 and currently operates 852 stores in 43 states. Tuesday Morning is nationally known for bringing its more than 9.0 million loyal customers a unique treasure hunt of high-end, first quality, brand name merchandise . . . never seconds or irregulars . . . at prices well below those of department and specialty stores and catalogues.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995, which are based on management’s current expectations, estimates and projections. Forward-looking statements typically are identified by the use of terms such as “may,” “will,” “should,” “expect,” “anticipate,” “believe,” “estimate,” “intend” and similar words, although some forward-looking statements are expressed differently. You should carefully consider statements that contain these words because they describe our expectations, plans, strategies and goals and our beliefs concerning future business conditions, our future results of operations, our future financial position, and our business outlook or state other “forward-looking” information.

Reference is hereby made to “Item 1A. Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended June 30, 2012 for examples of risks, uncertainties and events that could cause our actual results to differ materially from the expectations expressed in our forward-looking statements. These risks, uncertainties and events also include, but are not limited to, the following: uncertainties regarding our ability to open stores in new and existing markets and operate these stores on a profitable basis; conditions affecting consumer spending and the impact, depth and duration of current economic conditions; inclement weather; changes in our merchandise mix; timing and type of sales events, promotional activities and other advertising; increased or new competition; loss or departure of one or more members of our senior management or experienced buying and management personnel; an increase in the cost or a disruption in the flow of our products; seasonal and quarterly fluctuations; fluctuations in our comparable store results; our ability to operate in highly competitive markets and to compete effectively; our ability to operate information systems and implement new technologies effectively; our ability to generate strong cash flows from our operations; our ability to anticipate and respond in a timely manner to changing consumer demands and preferences; and our ability to generate strong holiday season sales. The forward-looking statements made in this press release relate only to events as of the date on which the statements were made. Except as may be required by law, we undertake no obligations to update our forward-looking statements to reflect events and circumstances after the date on which the statements were made or to reflect the occurrence of unanticipated events.

Contact

Jennifer Habicht

Perry Street Communications

jhabicht@perryst.com

214-965-9955

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